Exhibit 99.1


                  SIMTEK REPORTS 66% PRODUCT REVENUE GROWTH AND
              $0.02 PER SHARE EX-ITEM PROFIT FOR FIRST QUARTER 2007

     o    Product Revenue Increases 66% Year-Over-Year
     o    Ex-Item Profit Of $321 Thousand Versus Ex-Item Loss of $20 Thousand in
          Q106
     o Ex-Item EPS $0.02 Per Share Versus Ex-Item Loss Per Share of ($0.00) in Q106
     o    Revenue Guidance set at $8.2 - $8.5 million for Q207
     o    Revenue Guidance set to be more than $40 million for 2007

COLORADO SPRINGS, Colorado - April 26, 2007 - Simtek Corporation (NASDAQ: SMTK), the inventor, pioneer, and world's premier supplier of nonvolatile static random access memory (nvSRAM) integrated circuits, today announced its financial results for the first quarter ended March 31, 2007.

First Quarter Highlights

o    Product revenue of $7.9 million, a 66% increase over Q106
o    Gross product margin increased to 43.6% from 26.8% a year ago
o Ex-item profit of $321 thousand compared to ex-item loss of $20 thousand in Q106
o Second quarter revenue guidance of $8.2 - $8.5 million up sequentially 4% to 8% and up 28% to 33% compared to last year's second quarter
o Revenue guidance for the year set to exceed $40 million resulting in growth of more than 40% vs. 2006
o    More than 30 new design wins in the first quarter, many from new customers
o    Company approved for NASDAQ listing

Financial Results

Total revenue for the first quarter of 2007 was $7.9 million, consisting entirely of product revenue, representing a 66% increase over product revenue of $4.7 million in Q106. Revenue was reduced due to inventory returned by a distributor terminated by the Company in the quarter. The Company reported ex-item net income for the first quarter of $321 thousand, or $0.02 per share, compared to an ex-item net loss of $20 thousand, or ($0.00) per share in Q106. The 2006 net loss includes the benefit of the $1.0 million of royalty revenue received from Cypress Semiconductor. There was no such revenue in the 2007 period. Ex-item income excludes the effects of stock options, amortization of acquisition related costs, contractual milestone payments to Cypress Semiconductor to be paid from the restricted cash account, and costs associated with the new strategic business opportunity. On a GAAP basis, the Company reported a net loss for the 2007 period of $490 thousand or ($.03) per share compared to a loss of $901 thousand or ($0.06) per share for the comparable 2006 period.

All per share amounts reflect the effect of the 1 for 10 reverse stock split that was completed on October 5, 2006.



Simtek delivered strong revenue growth in the first quarter compared to a year ago. Simtek, like many of its peers, experienced normal seasonality and a slow down in orders from customers in the RAID-storage market in Q42006 and Q12007 resulting in a dip in sequential revenue.

"Simtek has diversified its customer and industry base to help insulate the Company from the volatility in the storage industry. During the quarter, we continued to add new design wins in non-storage market segments and also added a new distributor in Japan with strong relationships with non-storage electronic component designers. As a result of this strategy we were still able to deliver strong revenue growth in the first quarter," stated Harold Blomquist, Simtek
President and CEO. "We believe this diversification, as well as improving ordering patterns from our storage customers, will allow us to deliver strong revenue growth year-over-year. We anticipate sequential growth in the second quarter and the remainder of the year as we see the industry gradually rebounding. We are revising our guidance for the year to take the industry wide slowdown into account."

"Also during the quarter, we completed the design and verification process for our first fully integrated version of our 4-megabit nvSRAM. We've handed the design off to Cypress for initial silicon manufacturing. We are working closely with a select group of beta customers and are seeing high levels of interest in this new and exciting product. We anticipate having production ready devices by the end of the year," concluded Mr. Blomquist.


Outlook for 2007

For 2007, Simtek is revising its product revenue guidance to be in excess of $40 million, an increase of more than 40% year over year, and anticipates that Q207 product revenue will be in the range of $8.2 to $8.5 million, showing both sequential growth of 4% to 8% as well as growth between 28% and 33% compared to the second quarter of 2006. The Company does not expect any royalty revenue in 2007. Gross margins are projected to increase to approximately 50% by the end of 2007. Ex-item profit for 2007 is expected to be in the range of $0.23-$0.29 per share.

Ex-Item Earnings

Simtek reports net income or loss in accordance with GAAP and additionally uses ex-item financial measures which are adjusted from the most directly comparable
GAAP financial measures to exclude charges related to non-cash, unusual or non-recurring expenses the Company may incur from time to time, in order to provide additional comparative information between periods. Management believes that these ex-item measures are important to investor understanding of the Company's disclosures regarding past, current and future operating results.
Following is reconciliation* of the Ex-item financial measures to the most comparable GAAP financial measures:


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



Unaudited                                                                  Three Months Ended      Three Months Ended
(Amounts in thousands, except per share amounts)                             March 31, 2007          March 31, 2006

Net Loss, as reported                                                    $             (490)        $           (901)

Adjusted-GAAP items:
Expense Related to New Strategic Business                                                86                        -
Contractual Milestone Payments to be Paid from Resricted Cash                             -                      314
Amortization of Non-compete Agreement                                                   446                      448
Costs associated with employee stock options                                            279                      119
                                                                        ------------------------------------------------
Ex-item Net Income (Loss)                                                $              321         $            (20)
                                                                        ================================================

Per Share Data:
Net Loss, as reported                                                    $           (0.03)         $          (0.06)

Adjusted-GAAP items:
Expense Related to New Strategic Business                                $               -          $              -
Contractual Milestone Payments to be Paid from Restricted Cash           $               -          $           0.02
Amortization of Non-compete Agreement                                    $            0.03          $           0.03
Costs associated with employee stock options                             $            0.02          $           0.01

                                                                        ------------------------------------------------
Ex-item Net Income (Loss) Per Share                                      $            0.02          $          (0.00)
                                                                        ================================================


* pursuant to the requirements of Regulation G.


Conference Call

Simtek management will host a conference call at 5:00 p.m. ET (2:00 p.m. PT) today to discuss these results. The call can be accessed by dialing 866-250-3615 and giving the company name, "Simtek." Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five business days by dialing 800-405-2236 and entering the following pass code: 11088197#. Also, the conference call together with supplemental financial information will be available over the Internet at http://www.simtek.com in the Investor Info area of the site or by going to http://www.mkr-group.com.

About Simtek Corporation

Simtek Corporation designs and markets high-speed nonvolatile semiconductor memory products, for use in a variety of systems including RAID servers, storage arrays, GPS navigational systems, industrial controllers, robotics, copiers, avionics, metering, consumer, UPS, and networking and broadcast equipment. Information on Simtek products can be obtained from its web site: www.simtek.com; email: information@simtek.com. The company is headquartered in Colorado Springs, Colorado.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting Simtek's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, guidance and projections of future performance including predictions of future revenue, profitability, and expectations of the business environment in which Simtek operates. For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K and subsequent Form 10-Q and Form 8-K filings.

For further information, please contact:

Simtek Corporation                                 MKR Group, Inc.
Brian Alleman, CFO                                 Marie Dagresto or Todd Kehrli
Investor relations@simtek.com                      323-468-2300
                                                   smtk@mkr-group.com



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                                              SIMTEK CORPORATION
                                      CONDENSED CONSOLIDATED BALANCE SHEETS
                           (Amounts in thousands, except par value and share amounts)

                                                     ASSETS
                                                     ------
                                                                                March 31, 2007      December 31, 2006
                                                                                ---------------     -----------------
                                                                                  (Unaudited)
CURRENT ASSETS:
     Cash and cash equivalents                                                  $       2,876        $          4,522
     Restricted investments                                                             1,775                   1,775
     Accounts receivable - trade, net                                                   4,979                   5,537
     Inventory, net                                                                     8,121                   6,596
     Prepaid expenses and other current assets                                            442                     312
                                                                                -------------        ----------------
         Total current assets                                                          18,193                  18,742
EQUIPMENT AND FURNITURE, net                                                            1,394                   1,239
DEFERRED FINANCING COSTS AND DEBT ISSUANCE COSTS                                           41                      54
Goodwill                                                                                  992                     992
NON-COMPETITION AGREEMENT                                                               6,680                   7,126
OTHER ASSETS                                                                              114                      89
                                                                                -------------        ----------------
     TOTAL ASSETS                                                               $      27,414        $         28,242
                                                                                =============        ================
                                      LIABILITES AND SHAREHOLDERS' EQUITY
                                      -----------------------------------

CURRENT LIABILITIES:
     Accounts payable                                                           $       3,949        $          3,771
     Accrued expenses                                                                     934                     939
     Accrued vacation payable                                                             263                     229
     Accrued wages                                                                         45                     814
     Line of credit                                                                       371                     681
     Debentures, current                                                                  480                     480
                                                                                -------------        ----------------
         Total current liabilities                                                      6,042                   6,914
DEBENTURES, NET OF CURRENT                                                              2,220                   2,220
                                                                                -------------        ----------------
     Total liabilities                                                                  8,262                   9,134

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Preferred stock, $0.0001 par value; 200,000 shares authorized,
         none issued                                                                        -                       -
     Common stock, $.0001 par value; 30,000,000 shares authorized,
         16,227,929 and 16,226,929 shares issued and outstanding
         at March 31, 2007 and 16,146,679 and 16,145,679 shares issued
         outstanding at December 31, 2006                                                   2                       2
     Additional paid-in capital                                                        67,678                  67,173
     Treasury stock, at cost; 1,000 shares                                                 (1)                     (1)
     Accumulated deficit                                                              (48,689)                (48,198)
     Accumulated other comprehensive income:
         Cumulative translation adjustment                                                162                     132
                                                                                -------------        ----------------
         Total shareholders' equity                                                    19,152                  19,108
                                                                                -------------        ----------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                      $      27,414        $         28,242
                                                                                =============        ================
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


                               SIMTEK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
           (Amounts in thousands, except share and per share amounts)

                                                                        For the three months ended March 31,
                                                                        ------------------------------------
                                                                            2007                     2006
                                                                            ----                     ----
Revenue
     Product sales, net                                              $           7,867         $           4,743
     Royalty revenue                                                                 -                     1,035
                                                                     -----------------         -----------------
                  Total Revenue                                                  7,867                     5,778

     Cost of sales                                                               4,435                     3,470
                                                                     -----------------         -----------------

GROSS PROFIT                                                                     3,432                     2,308

OPERATING EXPENSES:
     Research and development costs                                              1,613                     1,545
     Sales and marketing                                                         1,152                       944
     General and administrative                                                  1,109                       699
                                                                     -----------------         -----------------

                  Total operating expenses                                       3,874                     3,188
                                                                     -----------------         -----------------

LOSS FROM OPERATIONS                                                              (442)                     (880)

OTHER INCOME (EXPENSE):
     Interest income                                                                49                        40
     Interest expense                                                              (98)                      (60)
     Exchange rate variance                                                         12                         -
     Other expense                                                                   -                        (1)
                                                                     -----------------         -----------------

                  Total other expense                                              (37)                      (21)
                                                                     -----------------         ------------------

LOSS BEFORE PROVISION FOR INCOME TAXES                                            (479)                     (901)

     Provision for income taxes                                                    (11)                        -
                                                                     -----------------         -----------------

NET LOSS                                                             $            (490)         $           (901)
                                                                     =================          ================

NET LOSS PER COMMON SHARE:
         Basic and diluted                                           $           (.03)          $           (.06)
                                                                     =================          ================
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
     Basic and diluted                                                      16,211,671                 14,692,083
                                                                     =================          =================


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